Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is made and entered into as of March 1, 2024 (the “Effective Date”), by and among Global Mofy Metaverse Limited (the “Company”), and the investor signatory hereto (the “Holder”, and, together with the Company, the “parties”).

RECITALS

WHEREAS, the Holder currently owns warrants identified on the signature page of the Holder attached hereto (collectively, the “Existing Warrants”), originally issued pursuant to that certain Securities Purchase Agreement, dated as of December 29, 2023 (the “Securities Purchase Agreement”), which Existing Warrants are exercisable to purchase one ordinary share of the Company at $8.00, par value $0.000002 per share (the “Ordinary Share”);

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to exchange, in full, the Holder’s Existing Warrants for new warrants, each of which is exercisable to purchase one Ordinary Share of the Company at $8.00, par value $0.000002 per share (the “New Warrants”, as exercised, the “New Warrant Shares”) in such amount as set forth on the signature page hereto, and the terms of the New Warrants are in the form of the warrants attached hereto as Exhibit A;

WHEREAS, the exchange of the Existing Warrants for the New Warrants (the “Exchange”) is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”); and

WHEREAS, concurrently herewith, the Company is separately negotiating, and intends to implement, the exchange of other warrants issued concurrently with the Existing Warrants (the “Other Warrants”) that are currently outstanding and held by other investors (the “Other Holders”) into warrants to purchase Ordinary Shares in the form of the New Warrants (the “Other Warrants”) by entering into agreements (the “Other Agreements”) in the same form as this Agreement (other than proportional changes based upon the difference in aggregate number of shares of Ordinary Shares issuable upon exercise of Other Warrants outstanding and the payment of legal expenses with respect hereto)

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

EXCHANGE

Section 1.1 Exchange of Existing Warrants. Upon the terms and subject to the conditions of this Agreement, effective as of the date hereof, the Holder hereby conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company shall concurrently (i) accept the transfer and assignment of the Existing Warrants, which shall be automatically deemed cancelled by the Company upon the time of issuance of the New Warrants on the books and records of the Company as of the date hereof (regardless of the time of delivery of the original certificate evidencing the Existing Warrants to the Company or its agents), and (ii) issue the New Warrants to the Holder on the books and records of the Company (with a form of certificate evidencing such New Warrants delivered to the Holder within two (2) Business Days thereafter). In connection with the Exchange, the Holder hereby relinquishes all rights, title and interest in the Existing Warrants (including any claims the Holder may have against the Company related thereto other than for receipt of the New Warrants) and assigns the same to the Company. The issuance of the New Warrants to the Holder will be made without registration of such New Warrants under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act.

Section 1.2 Return of Certificate Evidencing Existing Warrant. Within two (2) Business Days after the date hereof, the Holder shall deliver the certificate evidencing the Existing Warrant to the Company or a lost warrant affidavit or an affidavit that the certificate has been destroyed in form and substance satisfactory to the Company. Notwithstanding the time of delivery of the certificate evidencing the New Warrants to the Holder, the Holder shall be deemed to be a holder of the New Warrants with all rights therein, including, without limitation, the right to exercise such New Warrants into Ordinary Shares in accordance therewith at any time after the date hereof.

Section 1.3 Amendments to Transaction Documents. On and after the date hereof, each of the Transaction Documents (as defined in the Securities Purchase Agreement) are hereby amended as follows:

(a) The defined term “Warrant” is hereby amended to include the New Warrants (as defined in this Agreement and each Other Agreement).

(b) The defined term “Transaction Documents” is hereby amended to include this Agreement and each other Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

The Holder hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof, and shall survive the consummation of the transactions contemplated hereby to the extent set forth herein:

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Holder has all requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder, and no further consent, approval or authorization is required by the Holder in order for the Holder to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Section 3(a)(9). The Holder understands that the New Warrants are being offered and issued in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and not pursuant to a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

Section 2.4 Title to Warrants. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Existing Warrants, free and clear of any Liens (as defined below). The Holder has the full power and authority to transfer and dispose of the Existing Warrants and will deliver such Existing Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws and except as set forth herein the Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrants or its rights in such Existing Warrants, or (ii) given any person or entity any transfer order, power of attorney, vote, plan, pending proposal or other right of any nature whatsoever with respect to such Existing Warrants which would limit the Holder’s power to transfer the Existing Warrants hereunder. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

Section 2.5 Non-Contravention. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) result in any violation of the provisions of the organizational documents of the Holder or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of the property or assets of the Holder is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Holder or any of its properties or cause the acceleration or termination of any obligation or right of the Holder, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Holder to perform its obligations hereunder.

Section 2.6 No Additional Consideration. The Holder is not providing anything of value for the New Warrants other than surrendering the Existing Warrants.

Section 2.7 No Remuneration. Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby makes the following representations, warranties and covenants each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of Cayman Islands.

(b) The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of all of the New Warrants hereunder, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof) (the “Board of Directors”), and no further consent, approval or authorization is required by the Company or of its Board of Directors or its shareholders in order for the Company to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby, including, without limitation, the issuance of all of the New Warrants hereunder.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in any violation of the provisions of the amended and restated memorandum and articles of association of the Company or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or cause the acceleration or termination of any obligation or right of the Company, except in the case of clause (ii) above for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the party, or an event, change or occurrence that would materially adversely affect the ability of the party to perform its obligations under this Agreement.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the New Warrants. The New Warrants, when issued in accordance with the terms and for the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms. Assuming the accuracy of the representations of the Holder in Article II of this Agreement, the New Warrants will be issued in compliance with all applicable federal and state securities laws. The offer and issuance of the New Warrants is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

Section 3.4 No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange. Neither the Holder nor anyone acting on the Holder’s behalf has paid or given the Company anything of value for the New Warrants other than surrendering the Existing Warrants.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Issuance of Form 6-K. The Company shall file a Report on Form 6-K with the Securities and Exchange Commission disclosing all material terms of the transaction contemplated hereunder within four (4) business days after the execution of this Agreement (“6-K Filing”). From and after the issuance of the 6-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees, or agents, that is not disclosed in the 6-K Filing, solely by virtue of its participation in the transactions contemplated by this Agreement. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Holder or its respective affiliates, on the other hand, related to the transactions contemplated hereby or with respect to information shared in connection herewith shall terminate.

Section 4.2 Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of the Holder and the Company as set forth herein in Articles II and III, respectively, shall survive the consummation of the transactions contemplated herein.

Section 4.3 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to the Holder, at its address set forth in the signature page hereto; and

(b) if to the Company, at its address, as follows:

Global Mofy Metaverse Limited
No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town
Gaobeidian Township, Chaoyang District, Beijing
People’s Republic of China, 100000
c/o: Haogang Yang, CEO
Email: yanghaogang@mof-vfx.com

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt LLP
366 Madison Ave
New York, NY 10017
c/o: Mengyi “Jason” Ye, Esq
Email: jye@orllp.legal

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given (i) at the time delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed, (iii) when receipt acknowledged, if transmitted by email; and (iv) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 4.4 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.5 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.6 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or in portable document format (.pdf) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.7 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (ii) operate, or shall be deemed to operate, to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.9 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.10 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.11 Word Meanings. The words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.12 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which that particular party shall be solely responsible.

Section 4.13 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.14 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement, including, but not limited to, the fees and expenses of their respective advisers, counsel, accountants and other experts, if any (but excluding any fees and expenses or other amounts payable by any person pursuant to the New Warrants or the other Transaction Documents).

Section 4.15 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.16 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.17 Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the New Warrant (and upon exercise of the New Warrant, the New Warrant Shares), may be tacked onto the holding period of the Existing Warrants, and the Company agrees not to take a position contrary to this Section 4.17. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company), from and after June 29, 2024,(i) upon issuance in accordance with the terms hereof, the New Warrant and, upon exercise of the New Warrant (assuming a cashless exercise of the New Warrant), the New Warrant Shares, respectively, are eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Warrant Shares (assuming a cashless exercise of the New Warrant) becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any New Warrant Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Warrant Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. Notwithstanding anything herein to the contrary, the Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Warrant Shares in accordance herewith.

Section 4.18 Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 4.18 shall apply similarly and equally to each Settlement Document.

Section 4.19 Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

Global Mofy Metaverse Limited

By:
Name:	Haogang Yang
Title:	Chief Executive Officer

[HOLDER’S SIGNATURE PAGES TO THIS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:	____________________________________

Signature of Authorized Signatory of Holder:	____________________________________

Name of Authorized Signatory:	____________________________________

Title of Authorized Signatory:	____________________________________

Number of Ordinary Shares issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise of the Existing Warrants): ____________________________________

Address:	____________________________________

____________________________________